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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): MAY 31, 2005


                            ANGELICA CORPORATION
             (Exact name of Company as specified in its charter)

                 MISSOURI                  1-5674              43-0905260
      (State or other jurisdiction       (Commission        (I.R.S. Employer
            of incorporation)            File Number)      Identification No.)

        424 SOUTH WOODS MILL ROAD
         CHESTERFIELD, MISSOURI                                63017-3406
(Address of principal executive offices)                       (Zip Code)

                               (314) 854-3800
              (Company's telephone number, including area code)

                               NOT APPLICABLE
        (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

              As discussed in Item 5.02 below, Angelica Corporation (the "Company") announced on June 1, 2005 that it has hired David A. Van Vliet to serve as the Company's President and Chief Operating Officer effective June 6, 2005. In connection with his hiring, the Company and Mr. Van Vliet have entered into an employment agreement, dated June 1, 2005. A description of this employment agreement, a copy of which is attached hereto as Exhibit 10.1, is set forth in Item 5.02 below and both Item 5.02 and Exhibit 10.1 are incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

              The Company announced in a press release on June 1, 2005 that it had hired David A. Van Vliet, age 50, to serve as the Company's President and Chief Operating Officer effective June 6, 2005. A copy of the press release is attached hereto as Exhibit 99.1. Mr. Van Vliet's positions with the Company will be covered by an employment agreement, dated June 1, 2005, by and between the Company and Mr. Van Vliet (the "Employment Agreement").

              Prior to joining the Company, Mr. Van Vliet was President
& CEO of Growing Family, Inc., a leader in infant photography in hospitals and customized marketing to young families, since 1996.

              Mr. Van Vliet's annual base salary under the Employment Agreement will be $310,0000 and he will have the opportunity to earn a maximum of 100% of his annual base salary in the form of an annual incentive bonus and 60% of his annual base salary in long-term incentive bonus awards upon meeting criteria to be set by the Company's Board of Directors. The amount of Mr. Van Vliet's maximum annual incentive bonus for the Company's current fiscal year will be prorated to reflect the portion of the fiscal year that he was employed by the Company; provided that the actual amount of annual incentive bonus awarded to him for the Company's current fiscal year will not be less than $124,000.

              Under the Employment Agreement, the Company will make one-time grants of stock options to Mr. Van Vliet for a total of 100,000 shares as an inducement to accept employment as its President and Chief Operating Officer. All of the options will have a grant date of June 6, 2005, a term of ten years and will vest and become exercisable January 28, 2006. Options to purchase 50,000 shares will be exercisable at an exercise price equal to the closing market price of the Company's common stock on June 3, 2005. Options to purchase 25,000 shares will be exercisable at an exercise price equal to 105% of closing market price of the Company's common stock on June 3, 2005. Options to purchase 25,000 shares will be exercisable at an exercise price equal to 110% of closing market price of the Company's common stock on June 3, 2005.

              The Employment Agreement also provides that the Company will issue 20,000 shares of restricted stock to Mr. Van Vliet on June 6, 2005. Unless vested sooner upon the occurrence of a change in control of the Company, up to 4,000 shares of the restricted stock will vest after the end of each fiscal year. The number of shares that will vest will be based on the achievement of performance goals tied to increases in net revenue and gross margin from continuing operations. Any shares that do not vest in a particular evaluation period will be eligible to vest in future periods if the performance goals are met on a cumulative basis.

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              The Employment Agreement also provides that Mr. Van Vliet
will be eligible to participate in the Company's supplemental retirement benefits program at a maximum rate of 40% and all other welfare and benefit plans generally available to other peer executives of the Company.

              Mr. Van Vliet will also receive a one time payment of $50,000 upon his purchase of a residence in Atlanta to cover his relocation costs as well as reimbursement of moving expenses actually incurred. He may also receive a one time payment of $25,000 upon obtaining membership in a country club and will receive reimbursement on a continuing basis for certain travel expenses, country club membership dues and leased vehicle payments.

              The Employment Agreement provides for salary continuation for twelve months upon termination of Mr. Van Vliet's employment by the Company without cause or by Mr. Van Vliet for good reason where such termination occurs prior to and not in connection with a change in control. Upon such employment termination, the Company will also continue to make available to Mr. Van Vliet, and his immediate family members who are eligible, equivalent medical and health benefits, at the same cost to Mr. Van Vliet as prior to termination, until reasonably comparable benefits become available to Mr. Van Vliet and his family, but in no case longer than 12 months after termination. Also, any stock options held by Mr. Van Vliet at the date of termination that are scheduled to vest in the 12 months after his termination will immediately vest and become exercisable.

              If Mr. Van Vliet's employment is terminated in anticipation of, or within one year following, a change in control transaction by the Company without cause or by Mr. Van Vliet for good reason, then under the terms of his Employment Agreement he will receive within 30 days a lump-sum severance payment equal to one and one-half times his then-current annual salary, his prorated maximum annual incentive bonus for the year of termination and immediate vesting of all unvested stock options and restricted stock that he holds. Mr. Van Vliet, and his immediate family members who are eligible, will also be entitled to continuation of equivalent medical and health benefits for two years after termination, at the same cost to Mr. Van Vliet as prior to termination, provided, however, that if Mr. Van Vliet becomes eligible to receive such benefits from a new employer, the benefits under the Company's plan will be secondary to the new employer's plan. The Company will also credit Mr. Van Vliet with five years of additional service under the Company's supplemental retirement plan.

              Mr. Van Vliet may also be eligible for reduced benefits if he terminates his employment with the Company without good reason within six months after a change in control, including a lump-sum severance payment equal to one-half of his annual base salary, the immediate vesting of all of his unvested stock options and restricted stock and five years of additional credited service under the Company's supplemental retirement plan. If Mr. Van Vliet continues his employment with the Company after a change in control, he will be eligible to receive a retention bonus equal to one and one-half times his then-current annual base salary as well as his prorated maximum annual bonus for the year that the change in control occurs, payable in two equal installments on the six-month and one-year anniversary of the change in control. He will also receive five years of service credit under the Company's supplemental pension plan in this circumstance.

              The Employment Agreement also contains non-compete and non-solicitation covenants that extend for one year after termination of Mr. Van Vliet's employment as well as confidentiality provisions protecting the confidential data and information of the Company.

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              This description of the Employment Agreement is qualified
by reference to the complete agreement that is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

              The Company also announced that effective May 31, 2005,
Paul Anderegg had resigned as Vice President of the Company and President of Angelica Textile Services, one of the Company's subsidiaries. The operations that previously reported to Mr. Anderegg will now report to Mr. Van Vliet.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

       (a)    Financial statements of businesses acquired. Not applicable.
              -------------------------------------------

       (b)    Pro forma financial information. Not applicable.
              -------------------------------

       (c)    Exhibits. See Exhibit Index.
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                                    * * *

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                                 SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005

                                                 ANGELICA CORPORATION



                                                 By: /s/ James W. Shaffer
                                                    ------------------------
                                                     James W. Shaffer
                                                     Vice President and
                                                     Chief Financial Officer

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                                EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

10.1 Employment Agreement, dated June 1, 2005, by and between the Company and David A. Van Vliet.

99.1          Press Release dated June 1, 2005.


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